EX-28(d)(5)(c)(i)

AMENDMENT TO SUB-SUB-INVESTMENT ADVISORY AGREEMENT

Between

DELAWARE INVESTMENTS FUND ADVISERS,

a series of Macquarie Investment Management Business Trust and

MACQUARIE INVESTMENT MANAGEMENT GLOBAL LIMITED

This Amendment (the “Amendment”), made as of this 2nd day of October 2020, by and between DELAWARE INVESTMENTS FUND ADVISERS, a series of Macquarie Investment Management Business Trust (the “Sub-Investment Advisor”), organized and existing under the laws of Delaware, and MACQUARIE INVESTMENT MANAGEMENT GLOBAL LIMITED, a company organized under the laws of Australia (the “Sub-Sub-Advisor”).

WITNESSETH:

WHEREAS, Sub-Investment Advisor and the Sub-Sub-Advisor (collectively, the “parties”) have entered into an Amended and Restated Sub-Investment Advisory Agreement dated April 30, 2019 (the “Agreement”); and

WHEREAS, in accordance with Section 11 of said Agreement, the Agreement may be changed, waived, discharged or terminated by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought; and

WHEREAS, the parties desire to amend Schedule A of the Agreement in regard to the fees of the Sub-Sub-Advisor; and

WHEREAS, the parties desire to memorialize the Amendment to the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement shall be and is hereby amended as follows:

1. Schedule A of the Agreement is hereby deleted and replaced with the new Schedule A attached hereto.

2. Except as provided herein, all other provisions of the Agreement, as amended, including the exhibits thereto, will remain in full force and effect as set forth therein. All terms used but not otherwise defined herein shall have the meanings given to them in the Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date set forth above.

MACQUARIE INVESTMENT MANAGEMENT GLOBAL LIMITED		DELAWARE INVESTMENTS FUND ADVISERS, a series of Macquarie Investment Management Business Trust

By:	/s/ Scot Thompson and /s/ Tom Edwards	By:	/s/ Roger Early
Name:	Scot Thompson and Tom Edwards	Name:	Roger Early
Title:	Attorney and Attorney, respectively	Title:	Executive Vice President

Acknowledged by LINCOLN INVESTMENT ADVISORS CORPORATION

By:	/s/ Jayson R. Bronchetti
Name:	Jayson R. Bronchetti
Title:	President

Schedule A

Fee Schedule

Sub-Advisor agrees to pay to Sub-Sub-Advisor a monthly fee in arrears at an annual rate equal to the percentage of the fee received by the Sub-Advisor from the Adviser pursuant to the Sub-Advisory Agreement as noted below:

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